Exhibit 10.2
Hartford Loan No. BHM1LLN27
ENVIRONMENTAL INDEMNITY AGREEMENT
THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is executed as of December 1, 2016 by RPT 1109 COMMERCE BOULEVARD, LLC, a Delaware limited liability company, having its principal place of business at c/o RREEF Management L.L.C., Deutsche Asset & Wealth Management 222 South Riverside Plaza, Chicago, Illinois 60606-5808 (“Indemnitor”) to and for the benefit of HARTFORD LIFE INSURANCE COMPANY, a Connecticut corporation, having an address c/o Hartford Investment Management Company, One Hartford Plaza, Hartford, CT 06155 (together with its respective successors and assigns, “Indemnitee”) and the other Indemnified Parties.

RECITALS:
WHEREAS, Indemnitee is prepared to make a loan (the “Loan”) to Indemnitor in the principal amount of $13,000,00.00 which Loan shall be made pursuant to that certain Fixed Rate Term Loan Agreement of even date herewith (as the same may be amended, modified, renewed, restated, extended, substituted and replaced from time to time, the “Loan Agreement”) and is secured by, among other things, a Mortgage, Security Agreement and Fixture Filing of even date herewith from Indemnitor to the trustee named therein for the benefit of Indemnitee (as the same may be amended, modified, renewed, restated, extended, substituted and replaced from time to time, the “Mortgage”) encumbering, among other things, certain real property located in Logan Township, New Jersey, more particularly described in Exhibit A attached hereto.
WHEREAS, Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnifications, representations, warranties, covenants and other matters described in this Agreement for the benefit of Indemnified Parties.
WHEREAS, Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.
AGREEMENT:
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of Indemnified Parties as follows:
1.Definitions.
(a)    As used in this Agreement, the following terms shall have the following meanings:

Commerce Center

Environmental Indemnity

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, administrative order, any administrative policy, protocol or guideline and the like, as well as common law, relating to (i) protection of human health or the environment, (ii) Hazardous Substances, and/or (iii) liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act (including the Superfund Amendments and Reauthorization Act of 1986); the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; and the Industrial Site Recovery Act, N.J.S.A. 13 K: 1-6, et. seq. and Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et. seq. and the rules and regulations promulgated thereunder. The term “Environmental Law” also includes any present and future federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; and/or (b) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.
“Environmental Lien” means any and all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person.
“Environmental Reports” means any and all environmental reports with respect to the Property delivered to Indemnitee in connection with the Loan and described on Exhibit B attached hereto.
“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, urea formaldehyde foam insulation, lead-containing materials, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

Environmental Indemnity

“Indemnified Parties” means Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including any other Person who holds or acquires, or will have held, a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of, or following, a foreclosure of the Loan and including any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).
“Investors” means collectively, any purchaser, transferee, assignee, servicer, participant or investor of or in the Loan.
“Losses” means any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs (including costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.
“Release” means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.
“Remediation” means any (i) response, remedial, removal, or corrective action with respect to Hazardous Substances; (ii) activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; (iii) actions to prevent, cure or mitigate any Release; (iv) any action to comply with any Environmental Laws or with any permits issued pursuant thereto; and/or (v) any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances and/or any other environmental condition in, on or under the Property.
(b)    Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement.
(c)    Unless otherwise noted, all “Section” references shall be to Sections of this Agreement. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement

Environmental Indemnity

as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All references to any Loan Document shall mean such document as it is constituted as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
2.    Environmental Representations and Warranties. Indemnitor hereby represents to and for the benefit of Indemnified Parties that except as otherwise disclosed by the Environmental Reports: (a) to Indemnitor’s knowledge, there are no Hazardous Substances or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and in compliance with all permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report; (b) to the best knowledge of Indemnitor, there are no past or present Releases in, on, under or from the Property which have not been fully remediated in accordance with all Environmental Laws; (c) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including a Governmental Authority) relating to any threat of any Release migrating to the Property; (d) to the best knowledge of Indemnitor, there is no past or present non-compliance with any Environmental Law, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with all Environmental Laws; and (e) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including a Governmental Authority) relating to Hazardous Substances or Remediation thereof in connection with the Property, of possible liability of any Person pursuant to any Environmental Law in connection with the Property, any other environmental conditions in connection with the Property or any other property previously owned or operated in common with all or any part of the Property (whether or not such property shall have been combined with all or any of the Property in a single property description), or any actual or potential administrative or judicial proceedings in connection with any of the foregoing. Indemnitor has delivered to Indemnitee, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Indemnitor (including any condition fully remediated in accordance with Environmental Laws), including any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.
3.    Environmental Covenants. Indemnitor covenants and agrees that: (a) all uses and operations on or of the Property, whether by Indemnitor or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases in, on, under or from the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and in compliance with all permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (d) Indemnitor shall keep the Property free and clear of all Environmental Liens; (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 4, including providing all relevant information and making knowledgeable Persons available for interviews and, at its sole cost and expense, performing any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Indemnitee

Environmental Indemnity

(including sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and sharing with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (f) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition existing in violation of Environmental Laws (including a Release) in, on, under or from the Property; (ii) comply with any Environmental Law; (iii) comply with any directive from any Governmental Authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment and/or the value of the Property; (g) Indemnitor shall not do, or allow any Tenant or other user of the Property to do, any act that (i) materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person (whether on or off the Property), (ii) violates any Environmental Laws and permits issued pursuant thereto, (iii) violates the requirements of any insurer providing insurance for the Property; and (h) Indemnitor shall immediately notify Indemnitee in writing of (i) any presence of any Hazardous Substance in, on or under the Property; (ii) any Release or threatened Release in, on, under, from or migrating towards the Property; (iii) any non-compliance with any Environmental Laws related in any way to the Property; (iv) any actual or potential Environmental Lien; (v) any required or proposed Remediation relating to the Property; and (vi) any written or oral notice or other written communication of which Indemnitor becomes aware from any source whatsoever (including a Governmental Authority) relating in any way to (A) Hazardous Substances or Remediation thereof, (B) possible liability of any Person pursuant to any Environmental Law or other environmental conditions in connection with the Property, or (C) any actual or potential (as expressed in writing) administrative or judicial proceedings in connection with anything referred to in this Agreement.
4.    Indemnified Rights/Cooperation and Access. In the event that any Indemnified Party has a good faith belief that Indemnitor is not in material compliance with its warranties, covenants and agreements contained in the Loan Documents relating to compliance with any Environmental Laws, then upon reasonable notice from any Indemnified Party, Indemnitor shall, at Indemnitor's sole cost and expense, promptly cause an engineer or consultant satisfactory to such Indemnified Party (in the exercise of its reasonable judgment) to conduct an environmental assessment or audit (the scope of which shall be determined in the judgment of such Indemnified Party) and take any samples of soil, groundwater or other water, air, or building materials or any other testing requested by such Indemnified Party (in the judgment of such Indemnified Party) and promptly deliver to Indemnified Parties the results of any such assessment, audit, sampling or other testing. Notwithstanding the foregoing, if (i) such results are not delivered to Indemnified Parties within a reasonable period, or (ii) any Indemnified Party has a good faith belief that Indemnitor is not in material compliance with its warranties, covenants and agreements relating to compliance with any Environmental Laws, which non-compliance, in the good faith judgment of such Indemnified Party, endangers any Tenant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, then upon reasonable prior notice to Indemnitor, any Indemnified Party and any other Person designated by any Indemnified Party, including any receiver, any representative of a Governmental Authority, and/or any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including conducting any environmental assessment or audit (the scope of which shall be determined

Environmental Indemnity

in the judgment of such Indemnified Party) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other testing deemed necessary or appropriate by such Indemnified Party (in the judgment of such Indemnified Party). All costs and expenses incurred by any Indemnified Party pursuant to this Section 4 shall be paid by, or, if paid by any Indemnified Party, reimbursed by Indemnitor within the Demand Period, and shall accrue interest at the Default Rate from the expiration of the Demand Period until paid by Indemnitor. Indemnitor shall cooperate with and provide any Indemnified Party and any such person designated by such Indemnified Party with access to the Property. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above or under the Property; (b) any past, present or threatened Release in, on, above, under or from the Property; (c) any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances; (d) any actual or proposed Remediation at any time in, under, on or above the Property; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including any failure by Indemnitor, any other Borrower Party, and/or any Tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing, or the threatened imposition, recording or filing, of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including costs to investigate and assess Losses; (i) any acts of Indemnitor, any other Borrower Party, and/or any Tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances directly or indirectly affecting the Property, at any facility or incineration vessel containing Hazardous Substances; (j) any acts of Indemnitor, any other Borrower Party, and/or any Tenant or other user of the Property in accepting any Hazardous Substances affecting the Property for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (l) any misrepresentation set forth in this Agreement or the Loan Agreement or any breach or failure to perform any warranty, covenant or other obligations pursuant to this Agreement, the Loan Agreement, the Note or the Mortgage related to Hazardous Substances; provided, however, that the foregoing shall not be construed to require indemnification of Losses suffered by an Indemnified Party resulting solely from such party’s gross negligence or willful misconduct.
5.    Duty to Defend and Attorneys and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitor shall defend itself and Indemnified Parties (if requested by any Indemnified Party, in the name of such Indemnified Party) by attorneys and other

Environmental Indemnity

professionals approved by Indemnified Parties (such approval not to be unreasonably withheld) from and against any action, suit, claim, demand, dispute or proceeding (collectively, an “Enforcement Action”) arising or in any way connected, whether directly or indirectly, to any actual or alleged violation of the representations, warranties and covenants in Sections 2 and 3. Notwithstanding the foregoing, Indemnified Parties may, in their discretion and at Indemnitor's sole cost and expense, engage their own attorneys and other professionals to defend them from and against, or assist them in, any such Enforcement Action. Indemnitor may not compromise or settle any such Enforcement Action without the consent of Indemnitee (which consent may be issued or withheld in Indemnitee’s judgment) unless the claimant agrees as part of the compromise or settlement that Indemnified Parties shall have no responsibility or liability for the payment or discharge of any amount agreed upon or other obligation to take any other action or any other exposure to liability to such claimant (in which case, Indemnitee’s consent shall not be required). Notwithstanding the foregoing and at the option of Indemnified Parties, if Indemnified Parties engage their own attorneys to defend them from and against, or assist them in, any Enforcement Action, such Indemnified Parties and their attorneys shall control the resolution of any Enforcement Action, provided that no compromise or settlement shall be entered without Indemnitor's consent (which consent shall not be unreasonably withheld). Within the Demand Period, Indemnitor shall pay or, in the discretion of Indemnified Parties, reimburse Indemnified Parties for payments made, for all reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals engaged by and/or on behalf of Indemnified Parties.
6.    Unimpaired Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Agreement, the Note, the Mortgage or any of the other Loan Documents. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by the Loan Agreement, the Note, the Mortgage or any of the other Loan Documents, (b) any sale or transfer of all or part of the Property, whether following foreclosure of the Mortgage or otherwise, (c) any exculpatory provision in the Note, the Mortgage, or any of the other Loan Documents otherwise limiting Indemnitee's recourse to the Property or to any other security for the Obligations, or limiting Indemnitee's rights to a deficiency judgment against Indemnitor, (d) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Loan Agreement, the Note, the Mortgage or any of the other Loan Documents or by Indemnitor herein, (e) the release, waiver or discharge of any Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Obligations, (g) Indemnitee's failure to record the Mortgage or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Obligations, (h) any exercise or non-exercise by Indemnitee of any right or privilege under this Agreement or any of the other Loan Documents, or (i) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Indemnitor or any Affiliate of any Indemnitor, or any action by any trustee or receiver or by any court in any such proceeding; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

Environmental Indemnity

7.    Enforcement. Indemnified Parties may enforce the obligations of Indemnitor under this Agreement without first resorting to, or exhausting any security or collateral under, or without first having recourse pursuant to, the Loan Agreement, the Note, the Mortgage, or any of the other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Mortgage, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Obligations, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Obligations, which Indemnitee is entitled to do in its discretion. It is not necessary for a Potential Default or an Event of Default to have occurred for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement, the Note, the Mortgage or any other Loan Document, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Documents (including the terms and conditions set forth in Article 12 of the Loan Agreement) and Indemnitor is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.
8.    Survival. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage (each, a “Survival Event”); provided, however, in no event shall Indemnitor be responsible or liable to any Indemnified Party under the foregoing indemnification provisions in Section 4 above to the extent that Indemnitor can prove that any such liabilities and obligations arose solely from Hazardous Substances that:  (A) (i) were not present on or a threat to the Property on or prior to the date that Indemnitee or its nominee acquired exclusive, actual and physical possession and operational control of the Property, whether by foreclosure, exercise of power of sale, delivery of a deed in lieu of foreclosure or otherwise, and (ii) were not the result of any act or omission of Indemnitor or any of Indemnitor’s affiliates, agents or contractors, or (B) were not present on or a threat to the Property on or prior to the date of the consummation of an Assumption in accordance with the provisions of, and subject to the conditions set forth in, Section 8.3 of the Loan Agreement, including without limitation, the delivery to Indemnitee of an environmental indemnity agreement from the applicable purchaser in form and substance reasonably satisfactory to Indemnitee (which form may be different from the form of this Agreement as a result of Indemnitee’s updating its standard form of environmental indemnity agreement or as a result of specific environmental conditions at the Property). In addition, if the Obligations are paid and performed in full when due, the obligations and liabilities of Indemnitor under this Agreement shall terminate and be of no further force and effect when all of the following conditions are satisfied in full: (a) there has been no change, between the date hereof and the date the Obligations are so paid and performed in full (the "Trigger Date"), in any Environmental Laws, the effect of which change will potentially make a lender or mortgagee liable in respect to any matter for which the Indemnified Parties are entitled to indemnification pursuant to this Agreement, notwithstanding the fact that the Obligations are paid and performed in full; (b) Indemnitee shall have received, at Indemnitor's expense, an environmental site assessment of the Property by an environmental engineer reasonably acceptable to Indemnitee (which acceptance shall not be unreasonably withheld) and in a form and scope and employing methodologies then customarily acceptable to commercial real estate lenders

Environmental Indemnity

for properties substantially similar to the Property and in the jurisdiction in which the Property is located, dated not earlier than the Trigger Date showing, to the reasonable satisfaction of Indemnitee, that there exists no matter for which the Indemnified Parties are entitled to indemnification pursuant to this Agreement; and (c) two (2) years have passed since the Trigger Date and there exists no matter for which the Indemnified Parties are entitled to indemnification pursuant to this Agreement.
9.    Amounts Payable; Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become due and payable within the Demand Period, and shall bear interest at the Default Rate from the expiration of the Demand Period until paid in full. Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include legal fees and disbursements of Indemnified Parties and shall include reimbursements for the expenses of the in-house staff.
10.    Waivers. Indemnitor hereby: (i) waives any right or claim of right to cause a marshaling of Indemnitor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) relinquishes all rights and remedies accorded by law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) waives notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) waives presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice (other than as expressly required by the Loan Documents) or demand (other than as expressly required by the Loan Documents); and (vi) waives all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Obligations until the Obligations shall have been fully and finally paid.
11.    WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, INDEMNITOR AND INDEMNITEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OR ANY EXERCISE OF THEIR RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR INDEMNITEE TO ENTER THIS AGREEMENT.

Environmental Indemnity

12.    Subrogation. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under, above or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor's rights now or hereafter in such claims.
13.    Indemnitor's Representations and Warranties. Each Indemnitor represents and warrants to and for the benefit of Indemnified Parties that:
(a)    it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, and enforceable in accordance with its terms;
(b)    its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;
(c)    there is no action, suit, proceeding or investigation pending or, to Indemnitor's knowledge, threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;
(d)    it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
(e)    no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and
(f)    this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof, subject only to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally and subject, as to enforceability, to general principles of equity.

Environmental Indemnity

14.    No Waiver. No course of dealing on the part of any Indemnified Party, nor any failure or delay by any Indemnified Party with respect to exercising any right, power or privilege of any Indemnified Party pursuant to this Agreement or any of the other Loan Documents, shall operate as a waiver thereof.
15.    Notice of Legal Actions. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other party hereto of (a) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (b) any legal action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 18.
16.    Transfer of Loan. Indemnitee may, at no cost or expense to Indemnitor, at any time, sell, transfer or assign the Note, the Loan Agreement, the Mortgage, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates. Indemnitee may forward to each Investor and each prospective Investor and any servicer, all documents and information which Indemnitee now has or may hereafter acquire relating to Indemnitor and the Property, whether furnished by Indemnitor, any guarantor or otherwise, as Indemnitee determines necessary or desirable. Indemnitor agrees to cooperate, and agrees to cause any guarantor to cooperate, with Indemnitee in connection with any transfer made pursuant to this Section 16, including the delivery of an estoppel certificate and such other documents as may be reasonably requested by Indemnitee. Indemnitor shall also furnish, and Indemnitor hereby consents to Indemnitee furnishing to such Investors, such prospective Investors or any servicer, any and all information concerning the financial condition of Indemnitor and any and all information concerning the Property and the Leases similar in scope and nature to the information and documentation that was provided by Borrower in connection with the closing and funding of the Loan as may be requested by Indemnitee, any servicer, any Investor or any prospective Investor in connection with any outsourcing of servicing, sale, transfer or participation interest. No exercise by Indemnitee of any transfer rights pursuant to the Loan Documents shall operate to release or diminish the duties, obligations or liabilities of Indemnitor under this Agreement unless any such release is expressly granted in writing by Indemnitee.
17.    Discretion of Indemnified Parties. Wherever pursuant to this Agreement (i) Indemnitee (or Indemnified Parties) exercises its judgment, or any right given to it, to approve or disapprove any item, matter or course of conduct, (ii) any arrangement or term is to be satisfactory to Indemnitee (or Indemnified Parties), or (iii) any other decision or determination is to be made by Indemnitee (of Indemnified Parties), the decision of Indemnitee to approve or disapprove, the exercise of its judgment or discretion, all decisions that arrangements, items, course of conduct or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.
18.    Notices. All notices or other written communications hereunder shall be made in accordance with Section 11.1 of the Loan Agreement.

Environmental Indemnity

19.    Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
20.    No Oral Change; Entire Agreement. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party. Any such modification, amendment, waiver, extension, change, discharge or termination shall only be effective by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement is, and shall be construed to be, in addition to (and not in lieu of) any and all other duties, responsibilities, obligations and/or liability which Indemnitor may have to any of Indemnified Parties pursuant to the other Loan Documents or otherwise. To the extent, if any that the terms and conditions of this Agreement conflict with the terms and conditions of any of the other Loan Documents, the terms and conditions imposing the broader duties, responsibilities, obligations and/or liability on Indemnitor shall prevail.
21.    Headings, Etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
22.    Number and Gender/Successors and Assigns; Joint and Several. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee (which may be granted or withheld in Indemnitee's sole and absolute discretion). Each reference herein to “Indemnitee” shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever; provided, however, that this Agreement shall not inure to the benefit of any party (other than the Indemnified Parties or their nominee) taking title to the Property in connection with any (i) foreclosure sale or action and/or (ii) deed-in-lieu of foreclosure transaction commenced by the Indemnified Parties. If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.
23.    Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Loan Agreement, the Note, the Mortgage or the other Loan Documents or would otherwise have at law or in equity.

Environmental Indemnity

24.    Inapplicable Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.
25.    Governing Law. This Agreement shall be governed in accordance with the terms and provisions of the laws of the State of New Jersey.
[Remainder of this page intentionally left blank; Signature page to follow]

Environmental Indemnity

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

RPT 1109 COMMERCE BOULEVARD, LLC,
a Delaware limited liability company

By:    /s/ Anne-Marie Vandenberg
Name:    Anne-Marie Vandenberg
Title:    Vice President

STATE OF ILLINOIS        )
) ss.
COUNTY OF Cook     )
I, Mary Lynn Godlewski, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Anne-Marie Vandenberg, the Vice President of RPT 1109 Commerce Boulevard, LLC, a Delaware limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument in his/her capacity as Vice President of such limited liability company as his/her free and voluntary act, and as the free and voluntary act of such company, for the uses and purposes therein set forth.
Given under my hand and official seal, this 28 day of November, 2016.

/s/ Mary Lynn Godlewski
Notary Public
My commission expires: 02-02-2018

[Signature and acknowledgment page to Environmental Indemnity Agreement]

Commerce Center
Environmental Indemnity

EXHIBIT A
LEGAL DESCRIPTION

Real property in the Township of Logan, County of Gloucester, State of New Jersey, described as follows:

PARCEL 1:

LOT 18

Beginning at a point of intersection on the proposed Southerly right-of-way line of Center Square Road, County Route No. 620 (79.00 feet wide) with the Southernmost division line of Block 44 Lot 7.05 (n/f Freightliner Corp.) and proposed Lot 5.04; and extending thence

(1) Along said right-of-way line N 47°48'47" W, a distance of 510.20 feet to a point; thence

(2) Leaving said right-of-way line, and along a curve concave to the South, having a radius of 40.00 feet, an arc length of 62.83 feet, a central angle of 89°59'29" and a chord bearing of S 87°11'28" W to a point of tangency; thence

(3) S 42°11'44" W, a distance of 16.01 feet to a point of curvature; thence

(4) Along a curve, concave to the East, having a radius of 378.00 feet, an arc distance of 48.06 feet, a central angle of 07°17'07" and a chord bearing S 38°33'10" W to a point of tangency; thence

(5) S 34°54'37" West, a distance of 110.18 feet to a point of curvature; thence

(6) Along a curve concave to the Northwest, having a radius of 466.00 feet, an arc distance of 74.45 feet, a central angle of 09°09'16" and a chord bearing of S 39°29'15" W to a point of tangency; thence

(7) S 44°03'51" W, a distance of 504.45 feet to a point; thence

(8) Leaving said right-of-way line, S 45°56'09" E, a distance of 520.00 feet along the division line of Block 44, Lot 5.04 and 5.01 to a point; thence

(9) Along the division line of Block 44, Lot 7.05 (n/f Freightliner Corp.) and Lot 5.04, N 44°03'51" E, a distance of 809.18 feet (erroneously shown as 765.34 feet on Filed Plan) to the Point and Place of BEGINNING.

PARCEL 2:

Commerce Center

LOT 19

Beginning at a point on the Southeasterly right-of-way line of Commerce Boulevard (right-of-way varies), said point being the following 6 courses and distances from the intersection of the centerline of Commerce Boulevard, with the extended centerline of Sharptown Road (60.00 feet wide) and the centerline of Center Square Road, County Route No. 620 (79.00 feet wide);

(a) Leaving said intersection, S 42°11'44" W, a distance of 100.00 feet to a point of curvature; thence

(b) Along a curve concave to the East, having a radius of 422.00 feet, an arc length of 53.66 feet and a central angle of 07°17'07" to a point of tangency; thence

(c) S 34°54'37" W, a distance of 110.18 feet to a point of curvature; thence

(d) Along a curve concave to the West, having a radius of 422.00 feet, an arc length of 67.42 feet and a central angle of 09°09'14" to a point of tangency; thence

(e) S 44°03'51" W, a distance of 504.45 feet to a point; thence

(f) Leaving said centerline, S 45°56'09" E, a distance of 44.00 feet to a point on the right-of-way line of Commerce Boulevard and being the point of BEGINNING; and extending thence

(1) Leaving said right-of-way, S 45°56'09" E, a distance of 520.00 feet along the division line of Block 44, Lots 5.01 and 5.04 to a point; thence

(2) Along the division line of Block 44, Lot 7.05 (n/f Freightliner Corp.) and Lot 5.01, S 44°03'51" W a distance of 697.90 feet to a point; thence

(3) Continuing along same, S 30°32'48" E a distance of 166.83 feet to a point; thence

(4) Along the division line of Block 44, Lots 5.01 and 5.03, S 37°46'45" W a distance of 302.51 feet to a point on the Easterly right-of-way line of Proposed Road "B" (60.00 feet wide); thence

(5) Along a curve concave to the West and last described line being radial, having a radius of 60.00 feet, an arc length of 36.78 feet and a chord bearing of N 69°46'48" W to a point of compound curvature; thence

(6) Along a curve concave to the East, having a radius of 60.00 feet, an arc distance of 43.36 feet and a chord bearing of N 66°38'05" W to a point of tangency; thence

(7) N 45°55'47" W a distance of 342.53 feet to a point of curvature; thence

(8) Along a curve concave to the East having a radius of 545.00 feet, an arc length of 329.56 feet and a chord bearing of N 28°36'23" W to a point of tangency; thence

Environmental Indemnity

(9) N 11°16'59" W, a distance of 40.63 feet to a point of curvature; thence

(10) Along a curve concave to the South having a radius of 40.00 feet, an arc length of 56.85 feet and a chord bearing of N 29°26'04" E to a point of reverse curvature; thence

(11) Along the Southerly curved right-of-way of Commerce Boulevard, concave to the North, having a radius of 430.00 feet, an arc length of 195.80 feet and a chord bearing of N 57°06'25" E to a point of tangency; thence

(12) N 44°03'51" E, continuing along the South right-of-way line of Commerce Boulevard, a distance of 393.24 feet to a point; thence

(13) N 46°52'35" E along said Southerly right-of-way line of Commerce Boulevard, a distance of 285.34 feet to a point; thence

(14) N 44°03'51" E along said Southerly right-of-way line of Commerce Boulevard, a distance of 34.85 feet to the point and place of BEGINNING.

EASEMENT TRACTS

Easement Tract I

Easements for the use of the Common Internal Private Road System, Common Utility and Service Facilities, Common Electric Service Equipment, Common Product Transmission Lines, Pureland Easement Area as such easements are created in that certain Declaration of Environmental Standards, as contained in Deed Book 1250, Page 560; as modified by Amendment as contained in Deed Book 1356, Page 219; and in that certain Declaration of Reciprocal Easement as contained in Deed Book 1250, Page 608; as modified by Amendment as contained in Deed Book 1356, Page 182.

Easement Tract II

Easement for the Common Rail Easement, as such easement is created in that certain Rail Easement Agreement between State Mutual Life Assurance Company of America, a Massachusetts corporation, and Shell Oil Company, a Delaware corporation, as contained in Deed Book 2185, Page 114.

Easement Tract III

Common Easements as defined under "Article V. Easements" as contained in the Declaration of
Restrictions for Northeast Business Center by TH/NEBC, L.P., a Texas limited partnership, as contained in Deed Book 2765, Page 215.

Easement IV

Environmental Indemnity

Drainage Easement Agreement, between TH/NEBC, L.P., a Texas limited partnership and First Security Bank, National Association, not Individually, but solely as Owner Trustee, under TD 1996 Real Estate Trust, a Florida trust created pursuant to a Trust Agreement dated as of April 26, 1996, and as contained in Deed Book 2765, Page 257.

Easement V

Easement for access and utilities as created by the Deed of Easements between TH/NEBC, L.P., a Texas limited partnership and CRI Industrial Development, LP, a Texas limited partnership, dated August 29, 1997, recorded in Deed Book 2801, Page 155, Real Property Records of the Clerk of Gloucester County, New Jersey.

NOTE: FOR INFORMATION ONLY: Being Lot(s) 18 & 19, Block(s) 2803; Tax Map of the Township of Logan, County of Gloucester, State of New Jersey.

Environmental Indemnity

EXHIBIT B
LIST OF ENVIRONMENTAL REPORTS

Phase I Environmental Assessment prepared by AEI Consultants Environmental & Engineering Services dated November 15, 2016, AEI Project No. 365251

Commerce Center